UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2024

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +1 (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one-fifteenth of a share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 1, 2024, Surrozen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), with certain institutional investors (the “Investors”) and management (together with the Investors, the “Purchasers”) whereby the Company will issue and sell in a private placement (the “Private Placement”): (i) shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, and (iii) warrants to purchase shares of Common Stock.

Pursuant to the Securities Purchase Agreement, the Company will issue and sell to the Investors 1,089,033 Shares and Pre-Funded Warrants to purchase up to 40,000 shares of Common Stock, at a purchase price of $15.50 and $15.4999, respectively, for aggregate gross proceeds of approximately $17.5 million, before deducting placement agent fees and other expenses payable by the Company. Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable immediately and will not expire until exercised in full. The purchase price per share and per pre-funded warrant includes $1.25, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, for the following accompanying common stock warrants:

•
Series A common stock warrants (the “Series A Common Warrants”) to purchase up to 1,129,033 shares of Common Stock with an exercise price of $15.50 per share, for aggregate gross proceeds of up to approximately $17.5 million, exercisable immediately upon issuance for five years.
•
Series B common stock warrants (the “Series B Common Warrants”) to purchase up to 1,228,071 shares of Common Stock with an exercise price of $14.25 per share, for aggregate gross proceeds of up to approximately $17.5 million, exercisable immediately upon issuance until the fifth trading day following the Company’s announcement that (i) it has completed the enrollment of at least 15 patients with a 30-day mortality rate less than 30% in the Company’s SZN-043 Phase 1b clinical trial for the treatment of severe alcohol-associated hepatitis, with no recommended changes by the Safety Review Committee to the study design, including changes related to dose or schedule, and (ii) Safety Review Committee approval for the Company to advance to a higher dose cohort.
•
Series C common stock warrants (the “Series C Common Warrants”) to purchase up to 4,375,000 shares of Common Stock with an exercise purchase price of $16.00 per share, for aggregate gross proceeds of up to approximately $70 million, exercisable for 30 days following the Company’s announcement of final data from the SZN-043 phase 1b clinical trial for the treatment of severe alcohol-associated hepatitis. The Series C Common Warrants will also become exercisable in the event of a Fundamental Transaction (as defined in the Series C Common Warrants).
•
Series D common stock warrants (the “Series D Common Warrants” and together with the Series A Common Warrants, Series B Common Warrants and Series C Common Warrants, the “Common Warrants”) to purchase up to 4,375,000 shares of Common Stock with an exercise price of $16.00 per share, for aggregate gross proceeds of up to approximately $70 million, exercisable for 30 days following the Company’s announcement of the enrollment of at least 50 patients in the SZN-043 Phase 2/3 clinical trial for the treatment of severe alcohol-associated hepatitis. The Series D Common Warrants will also become exercisable in the event of a Fundamental Transaction (as defined in the Series D Common Warrants).

The Company will issue and sell to members of management an additional 2,948 Shares at a purchase price of $16.96 per share. The purchase price per share includes $1.25, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, for the following accompanying Common Warrants:

•
Series A Common Warrants to purchase up to 2,948 shares of Common Stock with an exercise price of $16.96 per share.

•
Series B Common Warrants to purchase up to 3,206 shares of Common Stock with an exercise price of $15.71 per share.

•
Series C Common Warrants to purchase up to 11,424 shares of Common Stock with an exercise purchase price of $16.00 per share.

•
Series D Common Warrants to purchase up to 11,424 shares of Common Stock with an exercise price of $16.00 per share.

If a Purchaser fails to exercise such Purchaser’s Series B Common Warrants in full prior to the Termination Date (as defined in the Series B Common Warrant), then the Series A Common Warrants, Series B Common Warrants, Series C Common Warrants and Series D Common Warrants issued to such Purchaser shall be subject to mandatory transfer as set forth in the applicable warrant and to the extent not transferred shall automatically be cancelled and cease to be exercisable.

If a Purchaser fails to exercise such Purchaser’s Series C Common Warrants in full prior to the Termination Date (as defined in the Series C Common Warrant), then the Series D Common Warrants issued to such Purchaser shall automatically be cancelled and cease to be exercisable.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers, indemnification rights and other obligations of the parties.

The forms of Securities Purchase Agreement, Pre-Funded Warrant, Series A Common Warrant, Series B Common Warrant, Series C Common Warrant and Series D Common Warrant are filed as Exhibits 10.1, 10.2, 10.3, 10.4. 10.5 and 10.6 hereto, respectively. The foregoing descriptions of the terms of the Securities Purchase Agreement, the Pre-Funded Warrant and the Common Warrants are qualified in their entirety by reference to such exhibits.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated April 1, 2024, with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants no later than 15 days following the date of the closing of the Private Placement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the closing date in the event of a “full review” by the SEC.

The form of Registration Rights Agreement is filed as Exhibit 10.7 hereto. The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the securities described above are being offered and sold in a private placement under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated April 1, 2024, by and among Surrozen, Inc. and each of the several purchasers signatory thereto.
10.2	Form of Pre-Funded Warrant.
10.3	Form of Series A Common Warrant.
10.4	Form of Series B Common Warrant.
10.5	Form of Series C Common Warrant.
10.6	Form of Series D Common Warrant.
10.7	Form of Registration Rights Agreement, dated April 1, 2024, by and among Surrozen, Inc. and each of the several purchasers signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	April 2, 2024	By:	/s/ Charles Williams
Name: Charles Williams Title: Chief Financial Officer, Chief Operating Officer and Corporate Secretary.